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                                                                    EXHIBIT 10.2


                                PROMISSORY NOTE
                                ---------------

                                                                         , 1996
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        For value received, the undersigned, FIELDWORKS, INC., a Minnesota corporation (the "Maker"), promises to pay to the order of __________ (the "lender"), at such address as the holder hereof may from time to time designate in writing, the principal amount of _________________.

        Interest on unpaid principal balance from date hereof at a per annum rate equal to ten percent (10%), calculated on the basis of a year consisting of 365/366 days. No provision of this Note shall require the payment or permit the collection of interest in excess of the rate permitted by applicable law.

        All principal and accrued interest hereunder shall be paid in full on August 2, 1996.

        All payments of principal, interest and fees shall be made in immediately available funds in lawful money of the United States of America.

        The Maker warrants and represents to the Lender that (a) it is a corporation duly incorporated and in good standing under the laws of its state of incorporation and duly qualified to do business in each jurisdiction where such qualification is necessary, (b) the execution and delivery of this Note and the performance by the Maker of its obligations hereunder are within the Maker's corporate powers and have been duly authorized by all necessary corporate action on the Maker's part, and (c) this Note is the Maker's legal valid and binding obligation enforceable in accordance with its terms the making and performance of which do not and will not contravene or conflict with the Maker's articles of incorporation or by-laws or violate or constitute a default under any law any presently existing requirement or restriction imposed by judicial, arbitrage or other governmental instrumentality or any agreement instrument or indenture by which the Maker is bound.

        No failure or delay on the part of the holder of this Note in exercising any power or right under this Note shall operate as a waiver thereof nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof of the exercise of any other power or right. No notice to or demand on the Maker in any case shall entitle the Maker to any notice or demand in similar or other circumstances.

        The Maker agrees to pay all expenses (including without limitation reasonable attorneys fees and disbursements) incurred by Lender in connection with such holder's enforcement of the obligations of the Maker thereunder.

        Presentment and demand for payment notice of dishonor, protest and notice of protest are hereby waived except for written demand for payment as set forth above. In the event of default as set forth above, the Maker agrees to pay costs of collection and reasonable attorneys fees.

        This Note shall be governed by and construed in accordance with the internal laws of the State of Minnesota (without giving effect to the conflicts of laws principles thereof).

                                        FieldWorks INC.


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                                        By
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                                          Its
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